Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

October 21, 2010

We consent to the incorporation by reference in this Registration Statement on Form S-8/A (No. 333-148167) of Data Storage Corporation of our report dated April 15, 2010, with respect to the 2009 and 2008 consolidated financial statements and schedules of Data Storage Corporation included in the Annual Report (Form 10-K/A) for the year ended December 31, 2009.

 /s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey